Exhibit 99.4

NB&T FINANCIAL GROUP, INC.

THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NB&T FINANCIAL GROUP, INC., FOR THE SPECIAL MEETING OF SHAREHOLDERS OF THE COMPANY TO BE HELD ON MARCH 3, 2015

The beneficial owner of the common shares of NB&T Financial Group, Inc. (the “Company”), allocated to the account of the beneficial owner under the NB&T Financial Group, Inc. Employee Stock Ownership Plan (the “Plan”) signing on the reverse hereby instructs and directs Bankers Trust Company of South Dakota, not in its corporate capacity, but solely in its capacity as special independent fiduciary (the “Special Independent Fiduciary”) of the NB&T Financial Group, Inc. Employee Stock Ownership Plan Trust (the “Trust”) to vote all of the common shares of the Company allocated to the beneficial owner’s account under the Plan and entitled to be voted at the Special Meeting of Shareholders of the Company to be held on March 3, 2015, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Standard Time, and at any adjournment or adjournments thereof, on each of the following proposals, which are described in the accompanying Joint Proxy Statement/Prospectus.

Where a choice is indicated, the shares represented by this voting instruction will be voted or not voted as specified. If no choice is properly or timely indicated, the shares represented by this voting instruction will be voted in the discretion of the Special Independent Fiduciary. In addition, the Special Independent Fiduciary shall vote shares represented by this voting instruction in its sole and absolute discretion with regard to any other business properly brought before the Special Meeting or any adjournment or adjournments thereof. At this time, the Board of Directors knows of no other business to be presented at the Special Meeting.

All voting instructions previously given by the beneficial owner signing on the reverse are hereby revoked. The beneficial owner acknowledges receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus dated January 23, 2015, for the March 3, 2015 meeting.

(Continued and to be signed on the reverse side)

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▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   ▲

Important Notice Regarding the Availability of Proxy Materials for this

Special Meeting of Shareholders to be held on March 3, 2015.

The Joint Proxy Statement/ Prospectus is available at

http://www.viewproxy.com/nbtdirect/2015SM

To obtain directions to attend the Special Meeting,

please call Kathy Hoschar at (937) 283-3007.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1.	The adoption and approval of the Agreement and Plan of Merger dated as of August 4, 2014, by and between Peoples Bancorp Inc., and NB&T Financial Group, Inc., as may be amended from time to time.

☐  FOR         ☐  AGAINST        ☐  ABSTAIN

2.	The approval, on an advisory (non-binding) basis, of specified compensation that may become payable to the named executive officers of the Company in connection with the merger.

☐  FOR         ☐  AGAINST        ☐  ABSTAIN

For address changes and/or comments, please write them below

Please mark your votes like this  ☒

3.	The approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt and approve the Agreement and Plan of Merger.

☐  FOR         ☐  AGAINST        ☐  ABSTAIN

4.	In the discretion of Bankers Trust Company of South Dakota,* upon such other business as may properly come before the Special Meeting or any adjournment or adjournments thereof.

I plan to attend the Special Meeting  ☐

Date:	, 2015

Signature

Signature

NOTE: Please sign exactly as name(s) appear(s) hereon. All holders should sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

CONTROL NUMBER

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▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.   ▲

* NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS SPECIAL INDEPENDENT FIDUCIARY.

CONTROL NUMBER

VOTING INSTRUCTIONS

Please have your 11 digit control number ready when submitting your instruction by Internet or Telephone

INTERNET Submit Your Instruction on the Internet: Go to www.cesvote.com Have your voting instruction card available when you access the above website. Follow the prompts.

TELEPHONE

Submit Your Instruction by

Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to

submit your instruction. Have your

voting instruction card available

when you call. Follow the

instructions.

MAIL Submit Your Instruction by Mail: Mark, sign, and date your voting instruction card, then detach it, and return it in the postage-paid envelope provided.

An Internet or telephone voting instruction must be submitted by 11:59 p.m. Eastern

Standard Time two business days prior to the Special Meeting date.